As filed with the Securities and Exchange Commission on June 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAVIUM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0558625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2315 N. First Street

San Jose, California 95131

(Address, including zip code, of Registrant’s principal executive offices)

Cavium, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Vincent P. Pangrazio

Senior Vice President, General Counsel and Secretary

Cavium, Inc.

2315 N. First Street

San Jose, California 95131

(408) 943-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,600,000	$45.99	$165,564,000.00	$16,672.30

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on June 10, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 22, 2016 (the “2015 Form 10-K”);

•	the information specifically incorporated by reference into the 2015 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 26, 2016;

•	the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 29, 2016; and

•	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 27, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that the liability of the Registrant’s directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers, subject to certain exceptions, and may indemnify the Registrant’s other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Registrant’s amended and restated bylaws, the Registrant is also empowered to enter into indemnification agreements with its directors, officers and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify. The Registrant has entered into indemnification agreements with its directors and officers, and has procured and intends to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1(1)	Form of the Registrant’s Common Stock Certificate

4.2(2)	Amended and Restated Certificate of Incorporation

4.2(3)	Amended and Restated Bylaws

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	Cavium, Inc. 2016 Equity Incentive Plan

(1)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 24, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Periodic Report on Form 8-K (No. 001-33435), filed with the Commission on June 20, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 13, 2007, and incorporated by reference herein.
(4)	Previously filed as Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A (No. 001-33435), filed with the Commission on April 26, 2016, and incorporated by reference herein.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on June 15, 2016.

CAVIUM, INC.

By:	/s/ VINCENT P. PANGRAZIO
Vincent P. Pangrazio
SVP, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Syed Ali, Arthur Chadwick and Vincent P. Pangrazio, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ SYED ALI Syed Ali	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2016

/S/ ARTHUR CHADWICK Arthur Chadwick	Chief Financial Officer, Vice President of Finance and Administration (Principal Financial and Accounting Officer)	June 15, 2016

/S/ SANJAY MEHROTRA Sanjay Mehrotra	Director	June 15, 2016

/S/ MADHAV RAJAN Madhav Rajan	Director	June 15, 2016

/S/ C.N. REDDY C.N. Reddy	Director	June 15, 2016

/S/ ANTHONY THORNLEY Anthony Thornley	Director	June 15, 2016

EXHIBIT INDEX

Exhibit Number

4.1(1)	Form of the Registrant’s Common Stock Certificate

4.2(2)	Amended and Restated Certificate of Incorporation

4.2(3)	Amended and Restated Bylaws

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	Cavium, Inc. 2016 Equity Incentive Plan

(1)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 24, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Periodic Report on Form 8-K (No. 001-33435), filed with the Commission on June 20, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 13, 2007, and incorporated by reference herein.
(4)	Previously filed as Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A (No. 001-33435), filed with the Commission on April 26, 2016, and incorporated by reference herein.